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                                                                   EXHIBIT 23.02

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in this Registration Statement on Form S-1 (File No. 333-56527) of our reports dated May 27, 1998 on our audits of the consolidated financial statements and financial statement schedule of Hiway Technologies, Inc. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Prospectus.

PricewaterhouseCoopers LLP

San Jose, California

July 19, 1998